Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Chrystal Neely
Director, Corporate Communications
chrystal.neely@acuitybrands.com

Acuity Brands Reports Fiscal 2022 Second-Quarter Results
Continued Strong Performance Supporting Effective Capital Allocation

▪Net Sales Increased 17% Over the Prior Year
▪Operating Profit Increased 12% Over the Prior Year
▪Diluted EPS Increased 22% Over the Prior Year

ATLANTA, April 5, 2022 - Acuity Brands, Inc. (NYSE: AYI) (the "Company") a market-leading industrial technology company announced net sales of $909.1 million for the second quarter of fiscal 2022 ended February 28, 2022, an increase of $132.5 million, or 17.1 percent, compared to the same period in fiscal 2021. Diluted earnings per share ("EPS") was $2.13, an increase of 22.4 percent over the prior year.

"I am proud of the strong performance delivered by our team through the second quarter of fiscal 2022,” stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. "Our focus on service and product vitality has allowed us to meet current customer demand while also investing in the long-term growth and transformation of our Company."
Gross profit of $379.3 million for the second quarter of fiscal 2022 increased $42.6 million, or 12.7 percent, over the prior year. This increase was driven by revenue growth as well as our ability to offset the significant increase in material and freight costs through price increases and product and productivity improvements. Gross profit as a percent of net sales was 41.7 percent for the second quarter of fiscal 2022, a decrease of 170 basis points from 43.4 percent over the prior year but flat sequentially over the first quarter of 2022.

Operating profit of $102.3 million for the second quarter of fiscal 2022 increased $11.3 million, or 12.4 percent, over the prior year as we continued to leverage operating expenses. Operating profit was 11.3 percent of net sales for the second quarter of fiscal 2022, a decrease of 40 basis points from 11.7 percent over the prior year. The operating margin decrease was driven by the year-over-year decrease in gross margin partially offset by the leveraging of operating expenses.

Press Release Exhibit 99.1
Adjusted operating profit of $122.6 million for the second quarter of fiscal 2022 increased $13.7 million, or 12.6 percent, over the prior year. Adjusted operating profit was 13.5 percent of net sales for the second quarter of fiscal 2022, a decrease of 50 basis points from 14.0 percent in the prior year.
Net income of $75.3 million for the second quarter of fiscal 2022 increased $12.4 million, or 19.7 percent, over the prior year. Diluted earnings per share of $2.13 for the second quarter of fiscal 2022 increased $0.39, or 22.4 percent, from $1.74 in the prior year.
Adjusted net income of $91.0 million increased $14.3 million, or 18.6 percent, over the prior year. Adjusted diluted earnings per share of $2.57 increased $0.45, or 21.2 percent, from $2.12 in the prior year.

Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")
ABL generated net sales of $863.1 million for the second quarter of fiscal 2022, an increase of $126.3 million or 17.1 percent, over the prior year with acquisitions contributing approximately 4 percent to current year sales growth.
▪Net sales of $614.3 million in the Independent Sales Network increased 11.7 percent over the prior year.
▪Net sales of $83.2 million in the Direct Sales Network increased 5.1 percent over the prior year.
▪Sales in the Corporate Accounts channel of $53.6 million increased 104.6 percent over the prior year.
▪Retail sales of $42.7 million declined 2.3 percent over the prior year.
Operating profit was $116.5 million for the second quarter of fiscal 2022, an increase of $14.5 million or 14.2 percent over the prior year. Adjusted operating profit was $126.9 million for the second quarter of fiscal 2022, an increase of $15.0 million or 13.4 percent, over the prior year.
Intelligent Spaces Group ("ISG")
ISG generated net sales of $50.0 million for the second quarter of fiscal 2022, an increase of $6.7 million, or 15.5 percent, over the prior year.
Operating profit was $1.2 million for the second quarter of fiscal 2022, an increase of $0.4 million over the prior year. Adjusted operating profit was $5.6 million for the second quarter of fiscal 2022, an increase of $0.8 million, or 16.7 percent, over the prior year.

Cash Flow and Capital Allocation
Net cash from operating activities of $127.3 million decreased $85.3 million, or 40.1 percent, for the first six months of fiscal 2022 compared to the same period in the prior year due primarily to increased operating working capital, as we managed our inventory levels to support growth and insulate production facilities from inconsistent supply availability.
During the first six months of 2022, the Company repurchased 0.6 million shares of common stock for a total of $109.1 million at an average price of $182.19 per share.

Press Release Exhibit 99.1

Today's Call Details
The Company is planning to host a conference call at 8:00 a.m. (ET) today, Tuesday, April 5, 2022. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call.
The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations site within two hours of the completion of the conference call and will be available on the site for a limited time.

About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces and light. Through our two business segments, Acuity Brands Lighting and Lighting Controls (“ABL”) and the Intelligent Spaces Group (“ISG”), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives. We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management systems, and location-aware applications.
Acuity Brands, Inc. achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 13,500 dedicated and talented associates. Visit us at www.acuitybrands.com.

Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” “adjusted EBITDA'” and “free cash flow (“FCF”)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, impairment on investment, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, and special charges. Adjusted operating profit margin is adjusted

Press Release Exhibit 99.1
operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, an impairment of investment, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities.” The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, and miscellaneous (income) expense, net. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.

Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands' strategy, and specifically include statements made in this press release regarding: strong perform long term growth and transformation. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,"future," "should," "looks to," "leading to" or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2021, filed on October 27, 2021 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information, whether written or oral, to reflect changes in assumptions, the occurrence of events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	February 28, 2022	August 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$475.5	$491.3
Accounts receivable, less reserve for doubtful accounts of $1.2 and $1.2, respectively	546.8	571.8
Inventories	524.4	398.7
Prepayments and other current assets	125.3	82.5
Total current assets	1,672.0	1,544.3
Property, plant, and equipment, net	264.1	269.1
Operating lease right-of-use assets	59.5	58.0
Goodwill	1,092.4	1,094.7
Intangible assets, net	552.3	573.2
Deferred income taxes	1.8	1.9
Other long-term assets	37.1	33.9
Total assets	$3,679.2	$3,575.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$454.7	$391.5
Current operating lease liabilities	16.3	15.9
Accrued compensation	77.7	95.3
Other accrued liabilities	195.0	189.5
Total current liabilities	743.7	692.2
Long-term debt	494.7	494.3
Long-term operating lease liabilities	49.0	46.7
Accrued pension liabilities	52.1	60.2
Deferred income taxes	100.5	101.0
Other long-term liabilities	134.9	136.2
Total liabilities	1,574.9	1,530.6
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 54,199,410 and 54,018,978 issued, respectively	0.5	0.5
Paid-in capital	1,015.6	995.6
Retained earnings	2,963.9	2,810.3
Accumulated other comprehensive loss	(102.9)	(98.2)
Treasury stock, at cost, of 19,425,436 and 18,826,611 shares, respectively	(1,772.8)	(1,663.7)
Total stockholders’ equity	2,104.3	2,044.5
Total liabilities and stockholders’ equity	$3,679.2	$3,575.1

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Six Months Ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021
Net sales	$909.1	$776.6	$1,835.2	$1,568.6
Cost of products sold	529.8	439.9	1,070.1	899.5
Gross profit	379.3	336.7	765.1	669.1
Selling, distribution, and administrative expenses	277.0	245.4	547.7	491.4
Special charges	—	0.3	—	1.0
Operating profit	102.3	91.0	217.4	176.7
Other expense:
Interest expense, net	6.0	6.6	11.9	11.5
Miscellaneous (income) expense, net	(1.9)	2.2	(1.6)	3.8
Total other expense	4.1	8.8	10.3	15.3
Income before income taxes	98.2	82.2	207.1	161.4
Income tax expense	22.9	19.3	44.2	38.9
Net income	$75.3	$62.9	$162.9	$122.5

Earnings per share:
Basic earnings per share	$2.16	$1.75	$4.65	$3.32
Basic weighted average number of shares outstanding	35.0	36.0	35.0	36.9
Diluted earnings per share	$2.13	$1.74	$4.60	$3.30
Diluted weighted average number of shares outstanding	35.4	36.2	35.4	37.1
Dividends declared per share	$0.13	$0.13	$0.26	$0.26

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 28, 2022	February 28, 2021
Cash flows from operating activities:
Net income	$162.9	$122.5
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	47.9	50.0
Share-based payment expense	17.6	15.2
Gain on sale of property, plant, and equipment	(2.3)	—
Asset impairment	1.7	4.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	23.5	54.5
Inventories	(117.6)	(0.4)
Prepayments and other current assets	(51.8)	(7.6)
Accounts payable	63.4	(4.3)
Other	(18.0)	(21.3)
Net cash provided by operating activities	127.3	212.6
Cash flows from investing activities:
Purchases of property, plant, and equipment	(24.1)	(21.2)
Proceeds from sale of property, plant, and equipment	8.9	0.4
Acquisition of businesses, net of cash acquired	(10.2)	—
Other investing activities	(1.7)	(3.1)
Net cash used for investing activities	(27.1)	(23.9)
Cash flows from financing activities:
Issuance of long-term debt	—	493.9
Repayments of long-term debt	—	(397.1)
Repurchases of common stock	(108.0)	(338.3)
Proceeds from stock option exercises and other	10.2	0.9
Payments of taxes withheld on net settlement of equity awards	(7.3)	(3.3)
Dividends paid	(9.3)	(9.7)
Net cash used for financing activities	(114.4)	(253.6)
Effect of exchange rate changes on cash and cash equivalents	(1.6)	2.9
Net change in cash and cash equivalents	(15.8)	(62.0)
Cash and cash equivalents at beginning of period	491.3	560.7
Cash and cash equivalents at end of period	$475.5	$498.7

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following tables show net sales by channel for the periods presented:

	Three Months Ended
	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$614.3	$549.9	$64.4	11.7%
Direct sales network	83.2	79.2	4.0	5.1%
Retail sales	42.7	43.7	(1.0)	(2.3)%
Corporate accounts	53.6	26.2	27.4	104.6%
Other	69.3	37.8	31.5	83.3%
Total Acuity Brands Lighting	863.1	736.8	126.3	17.1%
Intelligent Spaces Group	50.0	43.3	6.7	15.5%
Eliminations	(4.0)	(3.5)	(0.5)	14.3%
Total	$909.1	$776.6	$132.5	17.1%

	Six Months Ended
	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$1,251.1	$1,109.4	$141.7	12.8%
Direct sales network	173.2	159.3	13.9	8.7%
Retail sales	89.6	99.7	(10.1)	(10.1)%
Corporate accounts	90.6	49.1	41.5	84.5%
Other	142.2	72.9	69.3	95.1%
Total Acuity Brands Lighting	1,746.7	1,490.4	256.3	17.2%
Intelligent Spaces Group	96.4	84.1	12.3	14.6%
Eliminations	(7.9)	(5.9)	(2.0)	33.9%
Total	$1,835.2	$1,568.6	$266.6	17.0%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	February 28, 2022		February 28, 2021		Increase (Decrease)	Percent Change
Net sales	$909.1		$776.6		$132.5	17.1%

Operating profit (GAAP)	$102.3		$91.0		$11.3	12.4%
Percent of net sales		11.3%		11.7%	(40)	bps
Add-back: Amortization of acquired intangible assets	10.3		10.1
Add-back: Share-based payment expense	10.0		7.5
Add-back: Special charges	—		0.3
Adjusted operating profit (Non-GAAP)	$122.6		$108.9		$13.7	12.6%
Percent of net sales		13.5%		14.0%	(50)	bps

Net income (GAAP)	$75.3		$62.9		$12.4	19.7%
Add-back: Amortization of acquired intangible assets	10.3		10.1
Add-back: Share-based payment expense	10.0		7.5
Add-back: Special charges	—		0.3
Total pre-tax adjustments to net income	20.3		17.9
Income tax effects	(4.6)		(4.1)
Adjusted net income (Non-GAAP)	$91.0		$76.7		$14.3	18.6%

Diluted earnings per share (GAAP)	$2.13		$1.74		$0.39	22.4%
Adjusted diluted earnings per share (Non-GAAP)	$2.57		$2.12		$0.45	21.2%

Net income (GAAP)	$75.3		$62.9		$12.4	19.7%
Interest expense, net	6.0		6.6
Income tax expense	22.9		19.3
Depreciation	13.3		14.9
Amortization	10.3		10.1
EBITDA (Non-GAAP)	127.8		113.8		14.0	12.3%
Share-based payment expense	10.0		7.5
Miscellaneous (income) expense, net	(1.9)		2.2
Special charges	—		0.3
Adjusted EBITDA (Non-GAAP)	$135.9		$123.8		$12.1	9.8%

Press Release Exhibit 99.1

	Three Months Ended
ABL	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Net sales	$863.1	$736.8	$126.3	17.1%

Operating profit (GAAP)	$116.5	$102.0	$14.5	14.2%
Add-back: Amortization of acquired intangible assets	7.1	6.9
Add-back: Share-based payment expense	3.3	3.0
Adjusted operating profit (Non-GAAP)	$126.9	$111.9	$15.0	13.4%

Operating profit margin (GAAP)	13.5%	13.8%	(30)	bps
Adjusted operating profit margin (Non-GAAP)	14.7%	15.2%	(50)	bps

	Three Months Ended
ISG	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Net sales	$50.0	$43.3	$6.7	15.5%

Operating profit (GAAP)	$1.2	$0.8	$0.4	50.0%
Add-back: Amortization of acquired intangible assets	3.2	3.2
Add-back: Share-based payment expense	1.2	0.8
Adjusted operating profit (Non-GAAP)	$5.6	$4.8	$0.8	16.7%

Operating profit margin (GAAP)	2.4%	1.8%	60	bps
Adjusted operating profit margin (Non-GAAP)	11.2%	11.1%	10	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Six Months Ended
	February 28, 2022		February 28, 2021		Increase (Decrease)	Percent Change
Net sales	$1,835.2		$1,568.6		$266.6	17.0%

Operating profit (GAAP)	$217.4		$176.7		$40.7	23.0%
Percent of net sales		11.8%		11.3%	50	bps
Add-back: Amortization of acquired intangible assets	20.6		20.2
Add-back: Share-based payment expense	17.6		15.2
Add-back: Special charges	—		1.0
Adjusted operating profit (Non-GAAP)	$255.6		$213.1		$42.5	19.9%
Percent of net sales		13.9%		13.6%	30	bps

Net income (GAAP)	$162.9		$122.5		$40.4	33.0%
Add-back: Amortization of acquired intangible assets	20.6		20.2
Add-back: Share-based payment expense	17.6		15.2
Add-back: Special charges	—		1.0
Add-back: Impairment of investment	—		4.0
Total pre-tax adjustments to net income	38.2		40.4
Income tax effect	(8.8)		(9.3)
Adjusted net income (Non-GAAP)	$192.3		$153.6		$38.7	25.2%

Diluted earnings per share (GAAP)	$4.60		$3.30		$1.30	39.4%
Adjusted diluted earnings per share (Non-GAAP)	$5.43		$4.14		$1.29	31.2%

Net income (GAAP)	$162.9		$122.5		$40.4	33.0%
Interest expense, net	11.9		11.5
Income tax expense	44.2		38.9
Depreciation	27.3		29.8
Amortization	20.6		20.2
EBITDA (Non-GAAP)	266.9		222.9		$44.0	19.7%
Share-based payment expense	17.6		15.2
Miscellaneous (income) expense, net	(1.6)		3.8
Special charges	—		1.0
Impairment of investment	—		4.0
Adjusted EBITDA (Non-GAAP)	$282.9		$246.9		$36.0	14.6%

Press Release Exhibit 99.1

	Six Months Ended
ABL	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Net sales	$1,746.7	$1,490.4	$256.3	17.2%

Operating profit	$244.6	$200.4	$44.2	22.1%
Add-back: Amortization of acquired intangible assets	14.2	13.9
Add-back: Share-based payment expense	6.3	5.9
Adjusted operating profit	$265.1	$220.2	$44.9	20.4%

Operating profit margin	14.0%	13.4%	60	bps
Adjusted operating profit margin	15.2%	14.8%	40	bps

	Six Months Ended
ISG	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Net sales	$96.4	$84.1	$12.3	14.6%

Operating profit (loss)	$3.2	$0.7	$2.5	357.1%
Add-back: Amortization of acquired intangible assets	6.4	6.3
Add-back: Share-based payment expense	2.1	1.5
Adjusted operating profit	$11.7	$8.5	$3.2	37.6%

Operating profit (loss) margin	3.3%	0.8%	250	bps
Adjusted operating profit margin	12.1%	10.1%	200	bps

	Six Months Ended
	February 28, 2022	February 28, 2021	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$127.3	$212.6	$(85.3)	(40.1)%
Less: Purchases of property, plant, and equipment	(24.1)	(21.2)
Free cash flow (Non-GAAP)	$103.2	$191.4	$(88.2)	(46.1)%